Exhibit 99.1

LIXTE BIOTECHNOLOGY ANNOUNCES APPOINTMENT OF BAS VAN DER BAAN, INTERNATIONALLY RECOGNIZED BIOTECH BUSINESS DEVELOPMENT EXECUTIVE, TO ITS BOARD OF DIRECTORS

PASADENA, CA, June 21, 2022 — LIXTE Biotechnology Holdings, Inc. (Nasdaq: LIXT), a clinical-stage pharmaceutical company focused on developing and commercializing cancer therapies, announced the appointment of Bas van der Baan to its Board of Directors. He will serve as an independent director.

Dr. John S. Kovach, Founder and Chief Executive Officer of Lixte, commented, “We are very pleased to welcome Mr. van der Baan to our Board of Directors. Mr. van der Baan has over 20 years of experience in the biotechnology industry with a key focus on oncology and diagnostics. He has extensive knowhow in the journey from clinical development to reimbursement and commercialization, as well as the establishment of partnerships with the pharmaceutical industry, academic collaborators, distributors, insurance companies and governments to successfully launch new oncology products.”

Dr. Kovach continued, “Lixte is now in the clinical phase of development of LB-100, its first-in-class protein phosphatase 2A (PP2A) inhibitor. Our goal is to demonstrate the potential of this novel anti-cancer compound as a major new addition to chemotherapy and immunotherapy regimens. Mr. van der Baan will bring substantial experience and expertise in the commercialization of new modalities in the oncology market to our Board of Directors as we continue the clinical development of LB-100.”

About LIXTE Biotechnology Holdings, Inc.

LIXTE Biotechnology Holdings, Inc. (Nasdaq: LIXT), is a clinical-stage pharmaceutical company focused on new targets for cancer drug development and developing and commercializing cancer therapies. Major drivers of cancer are defects in the switches that turn the biochemical pathways in cells on or off. Most cancer research over the past 30 years has focused on the “on” switches because the “off” switches, especially the master “off” switch protein phosphatase (PP2A), were believed to cause intolerable toxicity in patients. LIXTE has achieved a breakthrough with its novel, first-in-class lead clinical compound and PP2A inhibitor, LB-100, demonstrating that LB-100 is readily tolerated in cancer patients at doses associated with anti-cancer activity. Based on extensive published preclinical data (see www.lixte.com), LB-100 has the potential to significantly improve outcomes for patients undergoing various chemotherapies or immunotherapies. LIXTE’s new approach has no known competitors and is covered by a comprehensive patent portfolio. Initial proof-of-concept clinical trials are in progress.

Forward-Looking Statements

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future product demand, supply, manufacturing, costs, marketing and pricing factors are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology. The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash, research results, competition from other similar businesses, and market and general economic factors. This discussion should be read in conjunction with the Company’s filings with the United States Securities and Exchange Commission at http://www.sec.gov/edgar.shtml.

Lixte Contact:

info@lixte.com

General Phone: (631) 830-7092

Investor Phone: (888) 289-5533